Exhibit 3
                                                                       ---------
                              AMENDED AND RESTATED
                                    BYLAWS OF
                               HOMEFED CORPORATION

                                   ARTICLE I
                                  STOCKHOLDERS

           Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at such places within or without the State of Delaware as may from time to time be designated by the board of directors and specified in the notice of meeting.

           Section 2. Annual Meeting. A meeting of the stockholders of the corporation for the election of directors and for the transaction of any other business of the corporation as may properly come before the meeting shall be held annually at such date and time as the board of directors shall determine.

           Section 3. Special Meetings. Special meetings of the stockholders shall be called only by a majority of the board of directors.

           Section 4. Notice of Meetings. Written notice stating the place, day and hour of each meeting and the general purpose or purposes for which such meeting is called shall be delivered not less than ten nor more than sixty days before the date of such meeting, either personally or by mail to each stockholder of record entitled to vote at such meeting.

           Section 5. Fixing Date for Determination of Stockholders of Record.

           (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on that day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

           (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on

849808 v.1
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which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

           (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

           Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the stock of the corporation shall make, at least ten days before each meeting of the stockholders, a complete list arranged in alphabetical order of the stockholders entitled to vote at such meeting, or any adjournment thereof. Such list shall include the address of and the number of shares held by each stockholder, and shall be subject to inspection by any stockholder at any time during usual business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified in the notice of the meeting, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be the only prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

           Section 7. Quorum. Except as otherwise provided by law or the corporation's Restated Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

           Section 8. Organization. Meetings of stockholders shall be presided over by the chairman of the board, if any, or if none or in the chairman's absence, the president, if any, or


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if none or in the president's absence, a vice-president, if any, or if none or in the absence of a vice-president, by a chairman to be chosen by the board of directors. The secretary of the corporation, or in the secretary's absence an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

           Section 9. Voting; Proxies; Required Vote.

           (a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Restated Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the corporation on the applicable record date fixed pursuant to these Bylaws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Restated Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

           (b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Restated Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

           Section 10. Inspectors of Election. In advance of any meeting of stockholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president shall make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

           Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The duties of such inspector shall include: determining the number of shares of stock outstanding and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the


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authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

           Section 11. Advance Notice.

           In order to properly submit any business to an annual meeting of stockholders, a stockholder must give timely notice in writing to the Secretary of the Corporation of such stockholder's intention to present such business. To be considered timely, a stockholder's notice must be delivered, either in person or by United States certified mail, postage prepaid, and received at the principal executive office of the Corporation, not less than one hundred twenty
(120) days prior to the first anniversary date of the Corporation's proxy statement in connection with the last Annual Meeting or if no Annual Meeting was held in the previous year, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable Annual Meeting.

           Each notice to the Secretary shall set forth (i) the name and address of the stockholder and his or her nominees, (ii) a representation that the stockholder is entitled to vote at such meeting, indicating the number of shares owned of record and beneficially by such stockholder, together with a statement that such stockholder intends to appear in person or by proxy at the meeting to present such proposal or proposals, (iii) a description of the proposal or proposals to be presented, including the complete text of any resolutions to be presented at the meeting and the reasons for conducting such business at the meeting and (iv) any material interest of the stockholder in the business to be submitted at the meeting. In addition, the stockholder shall promptly provide any other information reasonably requested by the Corporation.

           The presiding officer of the meeting may, if the facts warrant, determine that a proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

           Notwithstanding the foregoing provisions of this Section 11, a stockholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with applicable state law and the requirements of the rules and regulations promulgated by the Securities and Exchange Commission.

                                   ARTICLE II
                               BOARD OF DIRECTORS

           Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.


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           Section 2. Qualification; Number; Term; Remuneration.

           (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire board shall be three (3), or such larger number up to seven (7) as may be fixed from time to time by action of the stockholders or board of directors, one of whom may be selected by the board of directors to be its chairman. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

           (b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

           (c) Directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

           Section 3. Annual Meeting. Following the annual meeting of stockholders, the newly elected board of directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

           Section 4. Regular Meetings. Regular meetings of the board of directors shall be held at such times and at such places within or without the State of Delaware as the board of directors shall fix by resolution. No notice shall be required for regular meetings for which the time and place has been fixed by resolution.

           Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

           Section 6. Telephonic Meetings. Members of the board of directors may participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to
Section 2(c) of this Article.


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           Section 7. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the board of directors shall be given to each director by mailing the same at least two days before the meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

           Section 8. Quorum. Except as otherwise provided by law, a majority of the entire board shall constitute a quorum. A majority of the directors present, whether a quorum is present, may adjourn a meeting from time to time to another time and place without notice.

           Section 9. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

           Section 10. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, and the writing is filed with the minutes of proceedings of the board of directors.

           Section 11. Resignation. Any director may resign at any time by sending a written notice of such resignation to the corporation addressed to the chairman of the board or the president. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the chairman of the board or the president.

           Section 12. Newly Created Directorships and Vacancies. Any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the directors or the sole remaining director so to act, by the stockholders at the next annual meeting which occurs after the expiration of a 90-day period commencing on the day the vacancy is created. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. A director elected to fill a vacancy by reason of an increase in the number of directorships may be elected by a majority vote of the directors then in office, although less than a quorum of the board of directors, to serve until the next annual meeting of stockholders. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

           Section 13. Organization. At all meetings of the board of directors, the chairman of the board, if any, or if none or in the chairman's absence or inability to act the president, or in the president's absence or inability to act any vice-president who is a member of the board of directors, or in such vice-president's absence or inability to act a chairman chosen by the directors, shall preside. The secretary of the corporation shall act as secretary at all meetings of the board of directors when present, and, in the secretary's absence, the presiding officer may appoint any person to act as secretary.


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

                                  ARTICLE III
                             COMMITTEES OF THE BOARD

           Section 1. Membership and Authorities. The board of directors may, by resolution adopted by the affirmative vote of a majority of the full board, designate one or more directors to constitute an Executive Committee or such other committees as the board of directors may determine, each of which committees to the extent provided in such resolution or resolutions or in these Bylaws shall have and may exercise all the powers of the board of directors in the management of the business and affairs of the corporation, except in those cases where the authority of the board of directors is specifically denied to the Executive Committee or such other committee or committees by law or these Bylaws.

           Section 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and in each case where a quorum is present, all matters shall be determined by a majority vote of the members present.

           Section 3. Minutes of Meetings. Each committee designated by the board of directors shall keep regular minutes of its proceedings and report the same to the board of directors when required.

           Section 4. Vacancies. Unless otherwise restricted by law, the board of directors may designate one or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. The board of directors shall have the power at any time to fill vacancies in, to change the membership of and to dissolve any committee.

           Section 5. Telephonic Meetings. Members of any committee designated by the board of directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 2(c) of this Article.

           Section 6. Action Without Meeting. Unless otherwise restricted by law or these Bylaws, any action required or permitted to be taken at any meeting of any committee designated by the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee.


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


                                   ARTICLE IV
                                    OFFICERS

           Section 1. Positions. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer unless the board of directors designates the chairman of the board as chief executive officer. The offices of the secretary and treasurer may be held by the same person, and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president, first vice president or senior vice president. The board of directors may also elect, or authorize the appointment of, such other officers as the business of the corporation may require. The officers shall have such authority and perform such duties as are described in these Bylaws and/or as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall also have such powers and duties as generally pertain to their respective offices.

           Section 2. Chairman of the Board. The chairman of the board of directors, if there be one, shall preside at all meetings of the board of directors and shall have such other powers and duties as may from time to time be assigned by the board of directors.

           Section 3. President and Chief Executive Officer. The president shall be the chief executive officer of the corporation (unless the chairman of the board, if any, has been so designated by the board of directors), and shall have such duties as customarily pertain to that office. The president shall have general management and supervision of the property, business and affairs of the corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in
Section 1 of this Article; and may execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations and instruments.

           Section 4. Vice-President. A vice-president may execute and deliver in the name of the corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the board of directors or the president.

           Section 5. Treasurer. The treasurer shall in general have all duties incident to the position of treasurer and such other duties as may be assigned by the board of directors or the president.

           Section 6. Secretary. The secretary shall in general have all the duties incident to the office of secretary and such other duties as may be assigned by the board of directors or the president.

           Section 7. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the board of directors shall from time to time prescribe.


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

           Section 8. Election and Term of Office. The officers of the corporation shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not by itself create any contractual rights to employment. The board of directors may authorize the corporation to enter into an employment contract with any officer, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 7 of this
Article IV.

           Section 9. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

           Section 10. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by a majority vote of the board of directors for the unexpired portion of the term.

           Section 11. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.

                                   ARTICLE V
                         CONTRACTS, CHECKS AND DEPOSITS

           Section 1. Contracts. To the extent permitted by applicable law, the Restated Certificate of Incorporation or these Bylaws, the board of directors may authorize any officer, employee or agent of the corporation to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation. Such authority may be general or confined to specific instances.

           Section 2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by one or more officers, employees or agents of the corporation in such manner as shall from time to time be determined by the board of directors.

           Section 3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in any duly authorized depositories as the board of directors may select.

                                   ARTICLE VI
                                BOOKS AND RECORDS

           Section 1. Location. The books and records of the corporation may be kept at such place or places within or outside the State of Delaware as the board of directors or the


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

respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the secretary as prescribed in the Bylaws and by such officer or agent as shall be designated by the board of directors.

           Section 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the corporation.

                                  ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

           Section 1. Certificates for Shares. Subject to the terms of this
Section 1, certificates representing shares of stock of the corporation shall be in such form as shall be determined by the board of directors. So long as the restrictions set forth in Part B of Article 4 of the Restated Certificate of Incorporation shall not have lapsed, all share certificates representing shares of capital stock of the corporation shall bear a conspicuous legend as follows:

                      "THE TRANSFER OF THE SECURITIES REPRESENTED
                      HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART B OF ARTICLE 4 OF THE RESTATED CERTIFICATE OF INCORPORATION OF HOMEFED CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE."

           Certificates representing shares of stock of the corporation shall be signed by the chairman of the board of directors or the president or vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, and shall be sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the corporation itself or one of its employees. In the event that one of the officers signing the certificates ceases to hold his position with the corporation, the certificates may nevertheless be used as if he were still in office. Each certificate for shares of stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered in the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

           Section 2. Transfer of Shares. Subject to the restrictions on transfer provided in the Restated Certificate of Incorporation, a transfer of shares of stock of the corporation shall


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

be made only on its stock transfer books, and authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of stock stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. Notwithstanding the foregoing, any transfer of shares of stock of the corporation shall be subject to the transfer restrictions contained in the Restated Certificate of Incorporation.

                                  ARTICLE VIII
                            FISCAL YEAR, ANNUAL AUDIT

           The fiscal year of the corporation shall end on the thirty-first day of December of each year. The corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by, and responsible to, the board of directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                                   ARTICLE IX
                                    DIVIDENDS

           Subject to applicable law, the Restated Certificate of Incorporation and these Bylaws, the board of directors may, from time to time, declare, and the corporation may pay, dividends on the outstanding shares of stock of the corporation.

                                   ARTICLE X
                                 CORPORATE SEAL

           The corporate seal of the corporation shall be in such form as the board of directors shall prescribe.

                                   ARTICLE XI
                                   AMENDMENTS

           These Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast at a legal meeting of the stockholders or by a resolution adopted by a majority of the directors then in office.


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